EXHIBIT 10.48

September 2, 2003

Pacific Financial Printing (“Sublessor”)

4020 Campbell Avenue

Menlo Park, CA 94025

Attention: Ms. Theresa Garcia-DeVeaux

Mr. Albert Gounod (“Lessor”)

373 Alicia Way

Los Altos, CA 94022

Exercise one-year lease extension from 10/01/03-09/30/04 at 4020 Campbell Avenue, Menlo Park, CA 94025. Approximately 10,000 Sq ft. (the “Premises”)

The undersigned, Memry Corporation (“Sublessee”) is subtenant of the Premises under that certain Standard Sublease dated February 3, 2000 (the “Sublease”). Your rights as tenant of the Premises (and other premises at the same address) are governed by that certain Standard Industrial/Commercial Single-Tenant Lease dated February 14, 2000 and as extended to April 15, 2006 by Second Addendum to Lease dated December 31, 2000 (as so extended and renewed, the “Lease”).

Memry Corporation (“Sublessee”) is exercising the second of four 1-year extensions as contained in paragraph (c) of Sublease Extension dated April 12, 2001. Sublessee will make monthly payments of $11,220, for a total of $134,640 (12 months X’s $11,220 per month).

The terms and conditions of this extension will be applied if the 2 remaining extensions are exercised.

Agreed and Acknowledged:		Agreed and Acknowledged:

Memry Corporation		Pacific Financial Printing

By:	/s/ Bob Belcher	By:	/s/ Theresa Garcia-DeVeaux
Bob Belcher		Ms. Theresa Garcia-DeVeaux
CFO & Senior Vice-President		Vice-President of Operations
Date:	9/2/2003	Date:	9/5/03

Memry Corporation
Headquarters and Eastern Operations 3 Berkshire Boulevard	Western Operations 4065 Campbell Avenue
Bethel, CT 06801	Menlo Park, CA 94025
Executive Offices 203-739-1100 Fax 203-798-6511	650-463-3400 Fax 650-463-3456

Customer Service 866-Go Memry / Fax 203-798-6606